Exhibit 10.9

VITALSTREAM HOLDINGS, INC.
AMENDMENT TO
STOCK PURCHASE WARRANT

RECITALS

       A.  VitalStream Holdings, Inc. (the "Company") previously issued to Gary T. Madrid ("Holder") a Stock Purchase Warrant ("Warrant") on April 23, 2002 with respect to 637,500 shares of common stock of the Company ("Common Stock");

       B.  The Warrant had an exercise period that was to expire on October 23, 2003; however, pursuant to the Finder's Fee Agreement, dated January 17, 2003, between Brookstreet Securities Corporation ("Brookstreet") and the Company, if the Company consummated a certain type of financing prior to January 17, 2004, Holder would have the option to have the Company exchange the Warrant for an identical warrant with an expiration date of April 23, 2005;

       C.  The Company did consummate a type of financing that gave Holder the right to request an Exchange of the Warrant to effectuate an extension of the expiration date of the Warrant, and Holder timely requested from the Company such an exchange; and

       D.  Holder and the Company have mutually agreed that in lieu of the issuance of a new warrant to Holder in exchange for the Warrant solely to extend the expiration date, the company would amend the Warrant to achieve the same purpose.

AMENDMENT

NOW, THEREFORE, in consideration of BrookStreet and Holder having introduced the Company to a contact with whom the Company consummated a financing transaction, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company amends the Warrant as follows:

       1.  Exercise Period.  Holder may exercise the purchase rights represented by the Warrant at any time up to and including April 23, 2005, subject to all other terms and conditions of the Warrant and any other applicable agreement(s) between Brookstreet and/or Holder, on the one hand, and the Company, on the other hand.

       2.  Effect of Amendment. Except as otherwise modified by this Amendment, the Company ratifies and confirms all other terms and conditions of the Warrant, which shall remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the Company has executed and delivered this Amendment to Stock Purchase Warrant as of October 23, 2003.

VITALSTREAM HOLDINGS, INC.

By:

Name:	Paul Summers
Title:	President & CEO